AMERICAN BUSINESS HOLDINGS, INC.

Registered holder: Certificate number: 000 Date of issue: Number:
Incorporated under the laws of the State of Delaware

Share Certificate No.	Type of Stock	Par Value	Date of Issuance	No. of Shares

**000**	COMMON	$0.001	MM/DD/YYYY	##########

	AMERICAN BUSINESS HOLDINGS, INC.

THIS CERTIFIES THAT [NAME OF SHAREHOLDER]

is the registered holder of _____ shares of common stock fully paid and non assessable in the capital of American Business Holdings, Inc., and subject to the Articles and Bylaws of the Company, transferable on the books of the Company by the registered holder in person, or by Attorney duly authorized in writing, upon surrender of the Certificate properly endorsed.

		IN WITNESS WHEREOF the Company has caused this Certificate to be signed by its duly authorized officer

		Syed Irfan Husain, President

*SEE REVERSE SIDE OF THIS CERTIFICATE FOR RESTRICTIONS*